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                                                                 EXHIBIT 10(ll)

                                 PROMISSORY NOTE


[ $ Amount ]                                                            [ Date ]


         FOR VALUE RECEIVED, the undersigned, __________ (the "Borrower"), hereby promises to pay to the order of NOVAMETRIX MEDICAL SYSTEMS INC., a Delaware corporation (the "Lender"), the principal sum of ___________________ Dollars ($ Amount), together with interest on the balance of unpaid principal from the date hereof until paid in full at a rate per annum equal to the Applicable Federal Rate of _____% (the "Loan"). Interest shall be payable quarterly, in arrears, commencing on the last day of March, 1999 and thereafter on the last day of June, September, December and March and at maturity. Principal shall be payable on the third anniversary of the date hereof. Any principal that is not paid when due (whether at the stated maturity, by acceleration or otherwise) shall thereafter bear interest at a rate per annum equal to the Applicable Federal Rate plus five (5) percentage points until the Loan is paid in full. As used herein, "Applicable Federal Rate" shall mean a fixed rate equal to the rate prescribed for the month in which the Loan is made, under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the "Code"), for loans with a term of not more than three (3) years and with interest payable quarterly.

         All payments of principal and interest shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the offices of the Lender, 5 Technology Drive, Wallingford, Connecticut 06492 (or at such other office as the Lender may from time to time designate by notice to the Borrower).

         Section 1.  Use of Proceeds; Prepayment; Repayment Limitation.

         1.1 Use of Proceeds. The proceeds of the Loan shall be used by the Borrower to assist the Borrower to continue to own ("to carry") shares of Stock. This Promissory Note is not secured, directly or indirectly, by shares of Stock. The Borrower shall designate in a manner satisfactory to the Lender the shares of Stock carried with the proceeds of the Loan. The number of shares of Stock deemed carried with the proceeds of the Loan (the "Shares") shall be that number (rounded to the nearest whole number) equal to the principal amount of the Loan divided by the per share Value of the Stock on the date the Loan is made.

         1.2 Prepayment. This Promissory Note may be prepaid in full or in part, at any time and without notice, at the option of the Borrower, without charge, premium or penalty therefor. Any partial prepayment shall be applied first to accrued interest and then to principal.

         1.3 Repayment Limitation. If the Borrower holds all of the Shares until maturity of the Loan and the per share Value of the Stock on the maturity date shall be less than the per share Value of the Stock on the date hereof, the Borrower's repayment obligation under this Promissory Note shall be limited to the greater of (A) twenty-five percent (25%) of the principal amount of the Loan and (B) that principal amount which bears the same proportion to the original principal amount of the Loan as the per share Value of the Stock on the maturity date of the Loan bears to the per share Value of the

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Stock on the date hereof, together with accrued interest in the case of (A) or
(B) on the principal amount of the Loan (determined before application of the limitation provided in this sentence).

         In the event of a Sale (as hereinafter defined) by the Borrower of any of the Shares prior to the maturity date of the Loan for a Selling Price (as hereinafter defined) per Share less than the per share Value of the Stock on the date hereof, the Borrower's repayment obligation with respect to the portion of the Loan allocable to such Shares (the "Loan Portion") shall be limited to the greater of (A) twenty-five percent (25%) of the original principal amount of the Loan Portion and (B) the principal amount which bears the same proportion to the original principal amount of the Loan Portion as the Selling Price of the Shares bears to the per share Value of the Stock on the date hereof, together with accrued interest in the case of (A) or (B) on the principal amount of the Loan Portion (determined before application of the limitation provided in this sentence to the date of Sale, and after application of such limitation from and after the date of Sale). As used herein:

         "Loan Portion" shall mean the original principal amount of the Loan multiplied by a fraction, the numerator of which is the number of Shares sold and the denominator of which is the total number of Shares. The applicable Loan Portion shall be determined each time Shares are sold for a Selling Price less than the per share Value on the date hereof;

         "Selling Price" shall mean the gross selling price per Share net of brokerage commissions;

         "Sale" shall mean a public sale of the Shares through a national securities exchange, NASDAQ (as hereinafter defined) or the over-the-counter market or a bona fide private sale of the Shares; and

         "Value" shall mean the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low asked prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, Value shall be determined by the Board of Directors of the Lender in accordance with the regulations promulgated under Section 2031 of the Code or by any other appropriate method selected by the Board. The Borrower understands that the portion of the principal amount of the Loan which the Borrower is not required to pay pursuant to this Section 1.3 shall constitute cancellation of indebtedness income and shall be taxable to the Borrower as such.

         Section 2.  Events of Default, Etc.

         2.1 Events of Default. If any one or more of the following events ("Events of Default") shall happen:

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         (a) default shall be made by the Borrower in the payment of principal or interest under this Promissory Note when and as the same shall become due and payable; or

         (b) default shall be made by the Borrower in the due performance or observation of any other covenant, agreement or provision contained in this Promissory Note to be performed or observed by the Borrower, or a breach shall exist in any representation or warranty by the Borrower contained herein and such default or breach shall continue for a period of ten (10) days after notice to the Borrower with respect thereto; or

         (c)      the Borrower shall:

                  (i) admit in writing his inability to pay his debts generally as they become due;

                  (ii) file a petition in bankruptcy under the bankruptcy laws of the United States or any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided;

                  (iii) make an assignment for the benefit of his creditors;

                  (iv) consent to the appointment of a receiver or trustee for all or a substantial part of his property or to the filing of a petition against him under said bankruptcy laws; or

                  (v) be adjudicated a bankrupt; or

         (d) a proceeding shall have been instituted seeking a decree or order for relief in respect of the Borrower in an involuntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of his property and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) days or such court shall enter a decree or order granting the relief sought in such proceeding; or

         (e) a court of competent jurisdiction shall assume custody of or sequester all or substantially all the property of the Borrower; or

         (f) an attachment shall be made on any substantial part of the property of the Borrower; then in each and every case the Lender may (unless every such Event of Default shall have been made good and cured) by notice in writing to the Borrower declare the unpaid principal of this Promissory Note to be forthwith due and payable and thereupon such principal together with interest accrued to the date of payment shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided that in the case of an Event of Default specified in subsections (c), (d), (e) or (f) above, no notice to the Borrower shall be required and upon the occurrence of such Event of Default the unpaid principal of this Promissory Note together with interest accrued to the date of payment shall become immediately due and payable.

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         2.2 Collection Costs. The Borrower covenants that if default be made in any payment on this Promissory Note, the Borrower will pay to the Lender such further amount, to the extent lawful, as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to counsel of the Lender for all services rendered in that connection.

         2.3 Cumulative Powers. All powers and remedies given hereunder to the Lender shall, to the extent permitted by law, be deemed cumulative and shall not be exclusive of any other powers and remedies available to the Lender hereunder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Promissory Note, and every power and remedy given hereunder or by law to the Lender may be exercised from time to time, and as often as shall be deemed expedient by the Lender.


         Section 3.  Miscellaneous.

         3.1 No Waiver. No waiver by the Lender of any breach hereof or default hereunder shall be deemed a waiver of any preceding or succeeding breach or default and no failure of the Lender to exercise any right or privilege hereunder shall be deemed a waiver of the Lender's rights to exercise the same or any other right or privilege at any subsequent time or times.

         3.2. Notice. Each notice or communication required or permitted hereunder shall be deemed validly given and received if delivered personally or if sent by registered or certified mail, return receipt requested, addressed as follows:

         (a)      If to the Lender:

                  Novametrix Medical Systems Inc.
                  5 Technology Drive
                  Wallingford, Connecticut  06492
                  Attention:  President

         (b)      If to the Borrower:

                  at the address for Borrower indicated on the signature page of this Promissory Note or to such other address as the party to whom notice is to be given may subsequently designate by like notice. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon receipt, if delivered personally, or upon mailing, if given by registered or certified mail, return receipt requested.

         3.3 Waiver of Presentment and Notice of Dishonor. The Borrower and all endorsers, guarantors and any other parties that may be liable under this Promissory Note hereby waive

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presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Promissory Note.

         3.4 Usury. Nothing contained in this Promissory Note shall authorize or permit the exaction by the Lender or payment by the Borrower of interest where the same would be unlawful or prohibited by any applicable law or would violate the applicable usury law of any jurisdiction which is applicable hereto. In any such event, this Promissory Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum permitted by law. Any excess payment shall be applied against the principal amount outstanding under this Promissory Note, or if not permitted to be so applied by applicable law, shall be refunded to the Borrower.

         3.5. Binding Effect. This Promissory Note shall be binding upon the Borrower and his heirs, personal representatives, successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

         3.6. Governing Law. This Promissory Note shall be construed and enforced in accordance with the laws of the State of Connecticut without regard to the principles of conflicts of law thereof.

         3.7. Headings. The headings of the Sections and subparagraphs of this Promissory Note are inserted for convenience only and shall not constitute a part hereof.

         3.8. Consent to Jurisdiction. The Borrower hereby submits to the jurisdiction of the Courts of the State of Connecticut for the enforcement of this Promissory Note.

         IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Promissory Note as of the date first above written.



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                                             Signature of Borrower

                                             Print Borrower's Name and Address:

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